EXHIBIT 10.27

FAGEN, INC. Civil — Mechanical — Electrical Contractors	501 West Hwy, 212, P.O. Box 159 Granite Falls, MN 56241 320-564-3324 320-564-3278 fax
May 9, 2007
Sam Cogdill
Amaizing Energy Holding Company, LLC
2404 West Highway 30
Denison, Iowa 51442
     Re: NEK-SEN Energy, LLC Letter of Intent
Dear Sam:
     This letter (the “Letter Agreement”), when signed by you in the space set forth below, will confirm the agreement between Amaizing Energy Holding Company, LLC (“AEHC”), and Fagen, Inc. (“Fagen”) (sometimes collectively referred to as the “Parties”) with respect to the matters set forth herein relative to the amendment of that certain Letter of Intent between Fagen and NEK-SEN Energy, LLC (“NEK-SEN”) dated May 5, 2006, which was assigned to Amaizing Energy, LLC with Fagen’s consent on August 23, 2006.
RECITALS
     A. Whereas, Fagen and NEK-SEN have entered into and executed that certain Letter of Intent dated May 5, 2006 (the “Letter of Intent”) with respect to the construction of a fifty (50) million gallon per year (“MGY”) dry grind ethanol production facility; and
     B. Whereas, the Letter of Intent identified NEK-SEN as Owner of the Plant and as counterparty to the Letter of Intent between Fagen and Owner; and
     C. Whereas, pursuant to an August 8, 2006 agreement between Amaizing Energy, LLC and NEK-SEN, NEK-SEN granted, transferred and conveyed all of its rights and interest in the Letter of Intent to Amaizing Energy, LLC and on August 23, 2006 Fagen consented to such assignment of the Letter of Intent.
     D. Whereas, on January 31, 2007 Amaizing Energy, LLC was merged with and into Amaizing Energy Denison, LLC (“Denison LLC”), a wholly owned subsidiary of AEHC, both of which are Iowa Limited Liability Companies formed on December 26, 2006.
     F. Whereas, AEHC has requested that the Letter of Intent be amended as provided herein.

     Now, therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.	the Letter of Intent shall be amended to provide for the development of a one hundred (100) MGY natural gas-fired dry grind ethanol production facility near Atlantic, Iowa;

2.	the Contract Price contained in Section 2 of the Letter of Intent shall be $119,698,365 and the Construction Cost Index referenced in the Letter of Intent shall be 7,699.59 (June 2006);

3.	if a valid Notice to Proceed is not received by Fagen on or before February 28, 2008, then Fagen may terminate the Letter of Intent and shall be entitled to collect and retain any and all payments owed by or previously paid by AEHC or its affiliated entities and subsidiaries to Fagen or Fagen Engineering, LLC relating to the Project;

4.	the nonrefundable $1,000,000 commitment fee paid by Amaizing Energy, LLC to Fagen on August 23, 2006 shall be applied toward the above referenced Letter of Intent contract price and shall not apply to any other project or agreement with which either Fagen or AEHC is associated;

5.	Section 3(x)i. of the Letter of Intent, shall be amended and replaced in its entirety with the following:
“On or before the twenty-fifth (25th) day of each month following the acceptance of Notice to Proceed Fagen will submit to Owner a request for payment (an “Application for Payment”). Along with each Application for Payment, except with respect to the first Application for Payment, Fagen will submit to Owner, via hardcopy or by electronic means including facsimile or portable document format, signed lien waivers for the work included in the Application for Payment submitted for the immediately preceding pay period and for which payment ha been received.”
6.	the other provisions of the Letter of Intent shall remain unchanged and in full force and effect; and

7.	the terms of this letter shall control any conflict between this letter and the Letter of Intent.

     If the foregoing terms accurately reflect your understanding and are acceptable to you, please sign and return the enclosed counterpart of this letter to Ryan Manthey.

Yours sincerely, Fagen, Inc.
/s/ Ron Fagen
By: Ron Fagen
Title:	President & CEO

Accepted and agreed to this 9th day of May, 2007.

AMAIZING ENERGY HOLDING COMPANY, LLC

/s/ Sam Cogdill

By: Sam Cogdill
Its: Chairman